As filed with the Securities and Exchange Commission on July 22, 2009

Registration Statement No. 333-120454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 6

ON FORM S-3

TO

REGISTRATION STATEMENT ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

04-2711626

(I.R.S. Employer Identification Number)

269 Mill Road

Chelmsford, Massachusetts 01824

(978) 421-9655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard A. Packer, Chairman and Chief Executive Officer

ZOLL MEDICAL CORPORATION

269 Mill Road

Chelmsford, Massachusetts 01824

(978) 421-9655

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Raymond C. Zemlin

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 6 on Form S-3 to Registration Statement on Form S-1 (Registration No. 333-120454) (the “Registration Statement”) is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 6 on Form S-3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (Registration No. 333-120454) (the “Registration Statement”) of ZOLL Medical Corporation (the “Company”), as supplemented by Prospectus Supplement No. 1 filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Company registered the resale from time to time of certain shares (the “Shares”) of the Company’s common stock. The Shares were registered to permit resales by selling shareholders that acquired the Shares in connection with the Company’s acquisition of Revivant Corporation (“Revivant”) on October 12, 2004.

The Company is filing this Post-Effective Amendment No. 6 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof. The Company is deregistering such Shares because it is no longer obligated to maintain the effectiveness of the Registration Statement pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2003, by and among the Company, Rev Acquisition Corporation and Revivant, as amended. The selling shareholders are eligible to sell such Shares pursuant to Rule 144 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on July 22, 2009.

ZOLL MEDICAL CORPORATION

By:	/s/ Richard A. Packer
Richard A. Packer
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Packer Richard A. Packer	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2009

/s/ A. Ernest Whiton A. Ernest Whiton	Vice President of Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2009

*	Director	July 22, 2009
James W. Biondi, M.D.

*	Director	July 22, 2009
Thomas M. Claflin, II

*	Director	July 22, 2009
Robert J. Halliday

*	Director	July 22, 2009
Daniel M. Mulvena

*	Director	July 22, 2009
Benson F. Smith

/s/ Lewis H. Rosenblum	Director	July 22, 2009
Lewis H. Rosenblum

/s/ John J. Wallace	Director	July 22, 2009
John J. Wallace

*By:	/s/ Richard A. Packer
Richard A. Packer Attorney-in-fact